                                                           Exhibit 99.B(h)(1)(v)

[ING FUNDS LOGO]

October 31, 2005

Todd Modic
Senior Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Modic:

     Pursuant to the Administrative Services Agreement dated November 19, 2003, as amended, between ING Partners, Inc. and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to (1) retain you as Administrator to render administrative and other services to ING Baron Asset Portfolio, ING Lord Abbett U.S. Government Securities Portfolio, ING Neuberger Berman Partners Portfolio, ING Neuberger Berman Regency Portfolio, ING Pioneer High Yield Portfolio and ING Templeton Foreign Equity Portfolio, six newly established series of ING Partners, Inc. (the "New Series"), upon all of the terms and conditions set forth in the Agreement, and (2) modify the administrative services fee for ING Davis Venture Value Portfolio (formerly ING Salomon Brothers Fundamental Value Portfolio). Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the AMENDED SCHEDULE A and AMENDED SCHEDULE B of the Agreement. The AMENDED SCHEDULE A and AMENDED SCHEDULE B are attached hereto.

     AMENDED SCHEDULE A and AMENDED SCHEDULE B have also been updated to reflect name changes of ING Aeltus Enhanced Index Portfolio to ING Fundamental Research Portfolio, ING Salomon Brothers Fundamental Value Portfolio to ING Davis Venture Value Portfolio and ING Salomon Brothers Investors Value Portfolio to ING American Century Large Company Value Portfolio.

     Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned New Series and to the modified administrative services fee for ING Davis Venture Value Portfolio, by signing below where indicated.

                                              Very sincerely,


                                              /s/ Robert S. Naka
                                              Robert S. Naka
                                              Senior Vice President
                                              ING Partners, Inc.

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By:
    -------------------------
    Todd Modic
    Senior Vice President


7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000        ING Partners, Inc.
Scottsdale, AZ 85258-2034            Fax: 480-477-2700
                                     www.ingfunds.com

                               AMENDED SCHEDULE A

                          SERIES OF ING PARTNERS, INC.

ING American Century Large Company Value Portfolio
ING American Century Select Portfolio
ING American Century Small Cap Value Portfolio
ING Baron Asset Portfolio
ING Baron Small Cap Growth Portfolio
ING Davis Venture Value Portfolio
ING Fidelity(R) VIP Contrafund(R) Portfolio
ING Fidelity(R) VIP Equity-Income Portfolio
ING Fidelity(R) VIP Growth Portfolio
ING Fidelity(R) VIP Mid Cap Portfolio
ING Fundamental Research Portfolio
ING Goldman Sachs(R) Capital Growth Portfolio
ING Goldman Sachs(R) Core Equity Portfolio
ING JPMorgan Fleming International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Lord Abbett U.S. Government Securities Portfolio
ING MFS Capital Opportunities Portfolio
ING Neuberger Berman Partners Portfolio
ING Neuberger Berman Regency Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Salomon Brothers Aggressive Growth Portfolio
ING Salomon Brothers Large Cap Growth Portfolio
ING Solution 2015 Portfolio
ING Solution 2025 Portfolio
ING Solution 2035 Portfolio
ING Solution 2045 Portfolio
ING Solution Income Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio